UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On February 14, 2020, Bright Mountain Media, Inc. (the “Company”) closed an additional $377,000 in a private offering (“Offering”). The Offering was for a $500,000 minimum and a maximum of $5 million. The Offering consists of units (“Units”) each unit contains one share of Common Stock and one warrant (“Warrant”) exercisable for one share of Common Stock at an offering price of $0.50 per Unit. The Warrants are five-year Warrants to purchase one share of Common Stock at an exercise price of $0.75 cents per share.

This tranche was for a total of $377,000 to fifteen accredited investors purchasing an aggregate of 754,000 units. The Company received proceeds of $234,912.50 and $142,087.50 was paid to the placement agent (“Placement Agent”), a registered broker dealer as their Placement Agent and Merger & Acquisition fees The initial tranche was for a total of $1,517,750 to twenty-six accredited investors purchasing an aggregate of 3,035,500 units. The Company received proceeds of $1,265,087 and $252,663 was paid to the Placement Agent as their Placement Agent fees. Spartan also received Warrants to purchase 75,400 and 335,500 shares of Common Stock included in the offering.

All securities issued in the Offering, were sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933.

Securities issued in the Offering have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Company intends to file an application to list its Common Stock on the New York Stock Exchange (“NYSE American”) within sixty (60) days from February 14, 2020 (the “Listing Application Deadline”) if the Company does not file the application for listing prior to the Listing Application Deadline or does not obtain listing approval from the NYSE American within one hundred twenty (120) days from the Listing Application Deadline (the “Listing Approval Deadline”), the Company will be required to issue to each investor in the Offering one share of Common Stock for each Unit purchased by such investor in the Offering; provided, however, that if the Listing Approval is not obtained by the Listing Approval Deadline, the Listing Approval Deadline will be extended for as long, and to the extent that, the Company can demonstrate to the Placement Agent’s reasonably satisfaction that it has used good-faith efforts to obtain the Listing Approval, including providing timely responses to the NYSE American Exchange’s comments and request for information. No assurance can be given that the Company will be successful in obtaining the NYSE American Listing.

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9.01 Financial Statements and Exhibits

No.	Exhibit Description

10.1	Form of Subscription Agreement and Purchaser Questionnaire*

10.2	Form of Warrant*

*Incorporated by reference from the Company’s Current Report on Form 8-k filed on February 4, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2020	Bright Mountain Media, Inc.

	By:	/s/ Alan B. Bergman
Alan B. Bergman, Chief Financial Officer

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